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                                                                      EXHIBIT 21

                            SUBSIDIARIES OF ALLEGHANY


  Alleghany Asset Management, Inc. (Delaware)
         Chicago Deferred Exchange Corporation (Illinois)
         The Chicago Trust Company (Illinois)
                  Security Trust Company (California)
                  Montag & Caldwell Inc. (Georgia)
         Blairlogie International LLC (Delaware)
                  Pacific Shelf 797 Limited (Scotland)
                  Blairlogie Capital Management (Scotland -- 83.25%)
         Veredus Asset Management LLC (Kentucky -- 40%)
         Chicago Capital Management, Inc. (Illinois)
  Alleghany Properties, Inc. (Delaware)
         Sacramento Properties Holdings, Inc. (California)
  Alleghany Funding Corporation (Delaware)
  Alleghany Capital Corporation (Delaware)
  Mineral Holdings Inc. (Delaware -- 93.44%)
         World Minerals Inc. (Delaware)
                  Advanced Minerals Corporation (Delaware)
                           Fluxx Corp. (Delaware)
                           Fluxx France S.A. (France)
                  LeVay & Houseman, Inc. (Nevada)
                  World Minerals Italiana S.r.L. (Italy)
                  World Minerals Espanola, S.A. (Spain)
                  World Minerals (U.K.) Limited (United Kingdom)
                  WM Canada Inc. (Canada)
                  World Minerals do Brasil Ltda. (Brazil)
                  World Minerals Europe, S.A. (France)
                  World Minerals Island, h.f. (Iceland)
                  World Minerals Japan K.K. (Japan)
                  Celite Corporation (Delaware)
                           Celite Europe Corporation (Delaware)
                                    Celite France, S.A. (France)
                           Celite B.V. (Amsterdam, the Netherlands)
                                    Celite Hispanica, S.A. (Spain)
                           Kisilidjan, h.f. (Iceland -- 48.56%)
                           Celite Mexico S.A. de C.V. (Mexico)
                                    Almeria, S.A. de C.V. (Mexico)
                                    Diatomita San Nicolas, S.A. de C.V. (Mexico)
                           Celite Pacific Limited (Hong Kong)
                           Celite China Inc. (Delaware)
                                    Linjiang Celite Diatomite Company Ltd.
                                     (China -- 76.76%)
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                           Celite Jilin, Inc. (Delaware)
                                    Changbai Celite Diatomite Company Ltd.
                                    (China -- 71.76%)
                           Celite Minerals China Corporation (Delaware)
                                    Linjiang Lin-Lin Celite Diatomite Company
                                    Limited (China -- 73.48%)
                           Celite Chile S.A. (Chile)
                                    Sociedad Minera Celite del Peru, S.A. (Peru)
                           Peruco, Inc. (Delaware)
                                    Sociedad Minera Ayacuchana, S.A. (Peru)
                           Celite Korea Ltd. (South Korea)
                  Harborlite Corporation (Delaware)
                           Perlite, Inc. (Delaware)
                           Harborlite (U.K.) Limited (United Kingdom)
                           Harborlite France (France)
                           Harborlite Aegean Endustri Mineralleri-Sanayi, a.s.
                            (Turkey)
                           Substancias y Mineralas Navajas S.A. de C.V. (Mexico) Europerlite B.V. (Amsterdam, the Netherlands)
                                    Europerlita Espanola, S.A. (Spain)
                                    Europerlite Italiana, S.p.A. (Italy)
  Bibb Steel and Supply Company (Delaware)
  MSL Property Holdings, Inc. (Delaware)
  MSL Capital Recovery Corp. (Delaware)
         J & E Corporation (Tennessee)
  Underwriters Re Group, Inc. (Delaware)
         Underwriters Reinsurance Company (New Hampshire)
                  Commercial Underwriters Insurance Company (California) Underwriters Insurance Company (Nebraska)
                           Texas Underwriters General Agency, Inc. (Texas) Underwriters Lloyds of Texas (Texas)
                  Newmarket Underwriters Insurance Company (New Hampshire) Underwriters Holdings LLC (Delaware)
                           Venton Holdings Ltd. (Bermuda)
                           Venton Underwriters (Bermuda) Ltd. (Bermuda)
                           Underwriters Re Ltd. (United Kingdom)
                           Underwriting Re Agencies Ltd. (United Kingdom)
                               Yachtsure Ltd. (United Kingdom -- majority owned)
                           Underwriters Re Services Ltd. (United Kingdom) Underwriters Re Risk Services Ltd. "Marinasure"
                            (United Kingdom)
                           Venton Underwriting Management Ltd. (United Kingdom) Underwriters Re Capital Ltd. (United Kingdom)
                           Talbot Underwriting Limited (United Kingdom)
                  Venton Underwriting Ltd. (Bermuda)

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               Admiral Life Insurance Company of America (Arizona)
         The Center Insurance Services, Inc. (Delaware)
                  Texas Underwriters Management Services Company (Texas)
                  The Center E&S Insurance Agency, Inc. (Georgia)
                  The Center Special Risk Insurance Agency, Inc. (Georgia)
                  The Center Marine Managers, Inc. (New York -- 95%)
                  The Center Financial Markets Insurance Agency, Inc. (Illinois) URC Risk Managers, Inc. (Delaware)
                  Carnegie Holdings, Inc. (California -- 35%)
         URC Representatives Ltd. (United Kingdom)
         URC International Inc. (Barbados)
         URC Management Inc. (Barbados)
  Heads  &  Threads International LLC (Delaware)
  Heads and Threads (PA) LLC (Delaware)





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